UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2015
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UNDER ARMOUR, INC.
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Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 28, 2015, Kevin A. Plank, the Chairman of the Board of Directors and Chief Executive Officer of Under Armour, Inc. (the “Company”), entered into a pre-arranged stock trading plan to sell shares of the Company’s Common Stock. The trading plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934.
The trading plan entered into by Mr. Plank provides for the sale of shares of a combination of the Company’s Class B Common Stock and, if and when issued, the Company’s Class C Common Stock.  The trading plan provides for the sale prior to the end of 2015 of up to 1,125,000 shares of the Company’s Class B Common Stock held by Mr. Plank personally and up to 125,000 shares of the Company’s Class B Common Stock held by his charitable foundation.  The trading plan further provides for the sale of up to 1,350,000 shares of the Company’s Class C Common Stock held by him personally and up to 150,000 shares of the Company’s Class C Common Stock held by his charitable foundation.  Any sales of Class C Common Stock under the trading plan will begin only following the initial distribution of one share the Class C Common Stock for each outstanding share of Class A and Class B Common Stock (the “Initial Class C Issuance”) and the listing of the Class C Common Stock on the New York Stock Exchange.  Sales of the Class C Common Stock may extend through August 2016.  The sales under the trading plan sales are being done for asset diversification, tax and estate planning and charitable giving purposes.
The decision to proceed with, and timing of, the Initial Class C Issuance will be made by the Company’s Board of Directors in its discretion. The Board of Directors has not yet determined if or when the Initial Class C Issuance may occur.  In addition, as previously disclosed the Company is currently involved in a consolidated class action lawsuit related to the Initial Class C Issuance and has agreed with the plaintiffs not to distribute or pay a dividend consisting of shares of Class C common stock until 10 business days after a judgment is entered by the trial court and becomes final for purposes of appeal or, if a motion to stay or enjoin the distribution or dividend pending an appeal is filed by the plaintiffs during that 10 business day period, during the pendency of the motion. Please refer to the Company’s most recent quarterly report on Form 10-Q for more information regarding this litigation.
Mr. Plank currently beneficially owns 35,700,000 shares of the Company’s Class B Common Stock and 76,445 shares of the Company’s Class A Common Stock, representing approximately 16.6% of the total shares of Class A and Class B Common Stock outstanding as of September 30, 2015 and approximately 66.5% of the voting power of all shares of Class A and Class B Common Stock outstanding as of September 30, 2015. Shares of Class A Common Stock have one vote and shares of Class B Common Stock have ten votes, and when sold the shares of Class B Common Stock automatically convert to shares of Class A Common Stock. Shares of Class C Common Stock, if and when issued, will have no voting rights (except in limited circumstances). If Mr. Plank completes all the planned sales under this trading plan, he would beneficially own 34,450,000 shares of Class B Common Stock and 76,445 shares of the Company’s Class A Common Stock, representing approximately 16% of the total shares of Class A and Class B Common Stock outstanding as of September 30, 2015 and approximately 65.5% of the voting power of all shares of Class A and Class B Common Stock outstanding as of September 30, 2015.
In accordance with Rule 10b5-1, officers and directors of a public company may adopt a plan for selling stock of the public company. The plan may be entered into only when the officer or director is not in possession of material, non-public information about the company. The stock transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: November 3, 2015	By:	/s/ John P. Stanton
John P. Stanton
Senior Vice President, General Counsel & Secretary